SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549



                               FORM 8-K



                            CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF THE
                   SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported) SEPTEMBER 3, 1998



                          LYNTON GROUP, INC.
        (Exact name of Registrant as specified in its charter)




DELAWARE                      0-6867                             13-2688055
(State or other              (Commission                   (I.R.S. Employer
jurisdiction of              file number)                    Identification
incorporation or                                                    Number)
organization)


9 AIRPORT ROAD
MORRISTOWN MUNICIPAL AIRPORT
MORRISTOWN, NEW JERSEY                                               07960
(Address of principal                                            (Zip Code)
executive offices)



Registrant's telephone number, including area code:     (973) 292-9000

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     Pursuant to two Aircraft Sales Agreements among Lynton Group Limited ("Limited"), a company organized under the laws of England and a wholly-owned subsidiary of the Lynton Group, Inc. (the "Company"), and Air Hanson Limited, a company organized under the laws of England ("Air Hanson"), Limited acquired on September 3, 1998 two helicopters owned by Air Hanson for a total consideration of U.S. $4,168,000.

     Pursuant to a Share and Purchase Agreement dated September 3, 1998 (the "Air Hanson Share and Purchase Agreement") among Limited, Hanson Funding (G) Limited, the owner of the shares of capital stock of Air Hanson, and Hanson Finance PLC, Limited acquired on September 3, 1998 all of the issued and outstanding capital stock of Air Hanson (the "Air Hanson Shares").

     The purchase price for the Air Hanson Shares will be calculated by reference to the net asset value of Air Hanson following the issuance of audited completion accounts. The price to be paid is subject to a maximum purchase consideration of 500,000 Pounds Sterling and such amount will become due on or before November 12, 1998.

     The funds used for the above transaction included bank financing obtained from Bank of Scotland in the principal amount of U.S. $2,500,000 along with additional debt financing obtained through the issuance of subordinated convertible debentures in the principal amount of U.S. $4,623,000 to certain non-U.S. institutional investors. The surplus funds will be used as additional working capital facilities within the Company.

     Air Hanson is based at Blackbushe Airport in the United Kingdom where it occupies a facility of approximately 60,000 square feet. Air Hanson is engaged principally in the provision of maintenance, sale and management of corporate turbine helicopters and fixed wing aircraft with franchises to sell and maintain the Beechcraft fixed wing range and Sikorsky civilian helicopters.

     The foregoing description does not purport to be a complete description of the terms of the Air Hanson Share and Purchase Agreement and is qualified by reference to such agreement, a form of which is attached hereto as Exhibit 2.1.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.

     (a)  Financial Statements of Businesses Acquired.

          None

     (b)  Pro Forma Financial Information.

          None

     (c)  Exhibits.

          2.1 Form of Share and Purchase Agreement by and among Lynton Group Limited, Hanson Funding (G) Limited and Hanson Finance PLC.

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   LYNTON GROUP, INC.
                                   (Registrant)


Date: September 17, 1998           By: /s/Christopher Tennant
                                       Christopher Tennant,
                                       President and
                                       Chief Executive Officer